                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                          FOSTER WHEELER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                     N/A
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                      NOTICE OF MEETING AND PROXY STATEMENT



                           FOSTER WHEELER CORPORATION
                            PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000
                         ______________________________

                  NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                                 April 28, 1997
                         ______________________________


         The Annual Meeting of Stockholders of Foster Wheeler Corporation will be held in the Ambassador Ballroom of the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey, on Monday, April 28, 1997, at 10:30 a.m. for the following purposes:

         1.       To elect four Directors.

         2.       To act upon a proposal to amend The Directors' Stock Option
                  Plan.

         3.       To ratify the selection of independent auditors.

         4. To transact such other business as may properly come before the meeting or adjournments thereof.

         The Board of Directors has fixed the close of business on March 14, 1997, as the record date for determination of Stockholders entitled to notice of and to vote at the meeting or adjournments thereof.


                                            By Order of the Board of Directors



                                            LISA FRIES GARDNER
                                            Vice President & Secretary



March 21, 1997

         IT WILL GREATLY ASSIST MANAGEMENT IN REDUCING EXPENSES IN CONNECTION WITH THE MEETING IF YOU PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED ENVELOPE WHETHER YOU OWN FEW OR MANY SHARES. STOCKHOLDERS WHO EXPECT TO ATTEND THE MEETING IN PERSON SHOULD CHECK THE APPROPRIATE SPACE ON THE PROXY CARD. A RESERVATION CARD WILL BE SENT TO YOU UPON RECEIPT OF THE PROXY CARD SO MARKED.

                           FOSTER WHEELER CORPORATION
                            PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000

                        ------------------------------

                                 PROXY STATEMENT

                        ------------------------------

                   For the 1997 Annual Meeting of Stockholders
                            to be held April 28, 1997

                        ------------------------------

                               GENERAL INFORMATION

         This statement is furnished in connection with the solicitation by the Board of Directors of Foster Wheeler Corporation (hereinafter the "Corporation" or "Foster Wheeler") of proxies to be used at the 1997 Annual Meeting of Stockholders of the Corporation, to be held at the time, place and for the purposes set forth in the accompanying Notice of 1997 Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy are being sent to Stockholders on or about March 21, 1997.

         Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. A proxy may be revoked by a Stockholder by written notice of such revocation, or by a later-dated proxy, delivered to the Inspectors of Election at any time prior to the shares represented by such earlier proxy being voted.

         A copy of the Corporation's Annual Report to Stockholders for the fiscal year ended December 27, 1996, is enclosed with this Proxy Statement.

         The Board of Directors has fixed the close of business on March 14, 1997, as the record date for determination of Stockholders entitled to notice of and to vote at the meeting or adjournments thereof. As of March 14, 1997, the outstanding voting securities of the Corporation consist of 40,624,646 shares of Common Stock, $1.00 par value, holders of which are entitled to one vote per share.

                              ELECTION OF DIRECTORS

         Pursuant to an Amendment to the Corporation's Certificate of Incorporation adopted by Stockholders at the 1983 Annual Meeting which provided, among other things, for the classification of Directors with respect to the term for which they shall severally hold office, the number of Directors to be elected at this meeting is four. With the exception of Mr. Charles Y. C. Tse, each is to be elected for a three-year term. Mr. Tse is to be elected for a one-year term, because of a Director age restriction in the By-Laws which will require Mr. Tse to retire on March 22, 1998. The proxy agents of the Board of Directors intend to vote for the election of the nominees below named, unless instructed otherwise. With the exception of Mr. John E. Stuart, all nominees were previously elected by the Stockholders. All terms of office of nominees, other than Mr. Tse, if elected, will expire at the 2000 Annual Meeting of Stockholders or when their successors are duly elected and qualified. Mr. Tse's term will end on the date of his retirement, March 22, 1998. If any eligible nominee becomes unable to accept nomination or election, proxies will be voted for those remaining, and the Board of Directors will either reduce the size of the Board, or select substitute nominees after identifying suitable candidates. The Restated Certificate of Incorporation of the Corporation provides that the Board of Directors shall consist of not less than 9 nor more than 20 Directors as shall be fixed from time to time by the Board. The number of Directors, effective April 28, 1997, shall be fixed at 12.

         The following table of Director nominees is based upon information furnished by the nominees as of March 14, 1997.

                               FIRST                    PRINCIPAL OCCUPATION                          SHARES OF COMMON
                               YEAR                   DURING PAST FIVE YEARS                             STOCK OWNED
      NAME            AGE     ELECTED                  AND OTHER DIRECTORSHIPS                         BENEFICIALLY(1)
      ----            ---     -------                 ------------------------                         ---------------
Martha Clark Goss.... 47       1994     Vice President and Chief Financial Officer of Booz Allen            7,700
                                        & Hamilton, Inc. (Management Consulting).  Prior to                (6,000)
                                        July 1995, Senior Vice President of The Prudential
                                        Insurance Company of America.  From 1981 to July
                                        1995, an officer of various Prudential companies;
                                        Director-Dexter Corporation.

David J. Roberts..... 53       1994     Vice Chairman, since April 1, 1994, and Chief Financial            50,065
                                        Officer of the Corporation, since April 1987.  Formerly           (41,667)
                                        held several financial positions with the Corporation
                                        and its subsidiaries.

John E. Stuart....... 53       1997     Chairman and Chief Executive Officer of Ikon Office                 1,000
                                        Solutions (Office Products).  From August 1993 to
                                        December 1996, Chairman, President and Chief
                                        Executive Officer of Alco Standard Corporation.  Prior
                                        to August 1993, President of Alco Office Products.

Charles Y. C. Tse.... 71       1982     Retired, formerly Vice Chairman and President,                     12,200
                                        International Operations, Warner-Lambert Company                  (12,000)
                                        (Health Care); Director-Superior Telecom Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES.


-------
(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan, the Corporation's 1995 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. Virtually all shares are owned with sole voting and sole investment powers. 28,655 shares owned by the Officers of the Corporation have restrictions on the sale of such shares.

  SIMILAR INFORMATION CONCERNING THE DIRECTORS WHOSE TERMS OF OFFICE CONTINUE
                  AFTER THE 1997 ANNUAL MEETING IS AS FOLLOWS:



                                        FIRST                    PRINCIPAL OCCUPATION                         SHARES OF COMMON
                                        YEAR                   DURING PAST FIVE YEARS                            STOCK OWNED
          NAME                 AGE     ELECTED                  AND OTHER DIRECTORSHIPS                        BENEFICIALLY(1)
          ----                 ---     -------                 ------------------------                        ---------------
Eugene D. Atkinson ...         52       1995     Limited Partner, Goldman, Sachs & Co. and Chairman                6,000
(Term ends 1998)                                 of Goldman Sachs (International).  Formerly held several         (4,000)
                                                 executive positions with Goldman, Sachs & Co.
                                                 (Investment Banking).

Louis E. Azzato ......         66       1978     Retired, formerly Chairman and Chief Executive Officer          108,765
(Term ends 1999)                                 of the Corporation; Director-Blue Cross and Blue Shield         (74,416)
                                                 of New Jersey, First Union North Bank.

David J. Farris ......         61       1996     Chief Operating Officer of Beneficial Corporation and             3,000
(Term ends 1999)                                 President and Chief Executive Officer of Beneficial              (2,000)
                                                 Management Corporation (Financial Services); Director-
                                                 Beneficial Corporation.

E. James Ferland .....         55       1993     Chairman of the Board, President and Chief Executive             10,000
(Term ends 1998)                                 Officer of Public Service Enterprise Group Incorporated          (6,000)
                                                 and Chairman of the Board and Chief Executive Officer
                                                 of Public Service Electric and Gas Company (Utilities);
                                                 Director-Public Service Enterprise Group Incorporated,
                                                 The Hartford Steam Boiler Inspection and Insurance
                                                 Company.

Constance J. Horner ..         55       1996     Guest scholar at The Brookings Institution since 1993.            3,015
(Term ends 1999)                                 Commissioner, U.S. Commission on Civil Rights since              (2,000)
                                                 1993 (Government). From 1991 to 1993, Assistant to the
                                                 President and Director of Presidential Personnel at the
                                                 White House; Director-Ingersoll-Rand Company, Pfizer, Inc.,
                                                 Prudential Insurance Company of America.

Joseph J. Melone .....         65       1988     President and Chief Executive Officer, The Equitable             13,500
(Term ends 1998)                                 Companies Incorporated and Chairman of The Equitable            (12,000)
                                                 Life Assurance Society of the United States.  (Insurance
                                                 and Financial Services).  Formerly Chief Executive
                                                 Officer of the Equitable Life Assurance Society of the
                                                 United States and Chief Operating Officer, The
                                                 Equitable Companies Incorporated.  Director-The
                                                 Equitable Companies Incorporated, AT&T Capital.


--------

(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. All shares are owned with sole voting and sole investment powers.


                                        FIRST                    PRINCIPAL OCCUPATION                       SHARES OF COMMON
                                        YEAR                   DURING PAST FIVE YEARS                          STOCK OWNED
          NAME                 AGE     ELECTED                  AND OTHER DIRECTORSHIPS                      BENEFICIALLY(1)
          ----                 ---     -------                 ------------------------                      ---------------
Frank E. Perkins .....         63       1981     Professor Emeritus of Civil Engineering, Massachusetts           12,480
(Term ends 1999)                                 Institute of Technology (Educator).  Formerly Dean of           (12,000)
                                                 the Graduate School, Massachusetts Institute of
                                                 Technology.

Richard J. Swift .....         52       1993     Chairman, President and Chief Executive Officer of the          150,719
(Term ends 1998)                                 Corporation since April 1994.  Formerly held several           (134,167)
                                                 executive positions with the Corporation and its
                                                 subsidiaries.  Director-Public Service Enterprise Group
                                                 Incorporated, Ingersoll-Rand Company.

         Following is stock ownership information as of March 14, 1997 for Messrs. N. William Atwater, Henry E. Bartoli and Thomas R. O'Brien, Officers of the Corporation who are listed in the compensation tables that follow, but are not included in the Director tabulations above:




                                                                                           SHARES OF
                                                                                          COMMON STOCK
                                                                                             OWNED
       NAME                                             TITLE                            BENEFICIALLY(1)
       ----                                             -----                            ---------------
N. William Atwater                            Executive Vice President -                      64,845
                                              Engineering & Construction Group               (58,660)

Henry E. Bartoli                              Senior Vice President -                         36,919
                                              Energy Equipment Group                         (32,500)

Thomas R. O'Brien                             Senior Vice President and                       22,155
                                              General Counsel                                (19,555)
All current Directors, Director nominees
and Officers of the Corporation
as a group (22 persons) as of                                                                615,021
March 14, 1997...............................................................               (517,430)

         No individual Director, Director nominee or Officer of the Corporation owns 1% or more of the Corporation's Common Stock. The 22 members of the group own less than 1% of the Corporation's Common Stock.
         The following table sets forth each shareholder which is known by Foster Wheeler to be the beneficial owner of more than five percent of the outstanding Common Stock of the Corporation. The information is based on reports filed with the Securities and Exchange Commission.



-------
(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals and the group have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan, the Corporation's 1995 Stock Option Plan and/or The Directors' Stock Option Plan.
Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. Virtually all shares are owned with sole voting and sole investment powers. 28,655 shares owned by the Officers of the Corporation have restrictions on the sale of such shares.


                                                                            AMT. AND NATURE OF
  TITLE OF CLASS         NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP        PERCENT OF CLASS
  --------------         ------------------------------------              --------------------        ----------------
Common Stock           Wellington Management Company, LLP                  2,894,750(1)                  7.12%
                       75 State Street
                       Boston, MA 02109

Common Stock           The Regents of the University of California         2,206,550(2)                  5.43%
                       300 Lakeside Drive, 17th Floor
                       Oakland, CA 94612

Common Stock           Palley-Needelman Asset                              2,155,312(3)                  5.30%
                       Management, Inc.
                       800 Newport Center Drive, Suite 450
                       Newport Beach, CA 92660

                             COMMITTEES OF THE BOARD

         The Board of Directors of the Corporation has established standing committees to consider various matters and to make recommendations to the full Board as to proposed courses of action for the Board. Among the standing committees that have been established are the Audit Committee, the Committee on Nominees for Directors and Officers, the Compensation Committee, the Finance Committee and the Retirement Plan Committee.

         The members of the Audit Committee are Mr. Charles Y. C. Tse, Chairman; Mr. John A. Hinds; Ms. Constance J. Horner; Mr. Joseph J. Melone and Dr. Frank
E. Perkins. During the last fiscal year, this Committee held five meetings. The functions of this Committee are to review Management's recommendations for the engagement or discharge of independent auditors; to review the audit programs planned by the independent auditors and the internal auditors, and to monitor program progress; to review compliance with Corporate policies; to review, in connection with the independent auditors, the results of the audit, the Corporation's financial statements and the Corporation's system of internal accounting control; to review fees of the independent auditors; and to report the Committee's findings to the full Board of Directors.

         The members of the Committee on Nominees for Directors and Officers are Mr. Joseph J. Melone, Chairman; Mr. Eugene D. Atkinson; Mr. Louis E. Azzato; Mr. John A. Hinds; Dr. Frank E. Perkins; Mr. Richard J. Swift and Mr. Charles Y. C. Tse. During the last fiscal year, this Committee held six meetings. The functions of this Committee are to recommend to the Board the nominees for election as Directors and Officers, and to consider performance of incumbent Directors and Officers to determine whether to nominate them for re-election. The Committee will consider Director nominees recommended by Stockholders. Such recommendations should be made by letter, including a description of the proposed nominee's qualifications, biographical information and willingness to serve, and sent to the attention of the Secretary, Foster Wheeler Corporation, Perryville Corporate Park, Clinton, New Jersey 08809-4000 by November 21, 1997 for the 1998 Annual Meeting of Stockholders.

         The Compensation Committee consists of Mr. Joseph J. Melone, Chairman; Mr. E. James Ferland; Ms. Martha Clark Goss; Dr. Frank E. Perkins; Mr. Charles
Y. C. Tse and Mr. Robert Van Buren. During the last fiscal year, this Committee held six meetings. The functions of this Committee are to recommend to the Board compensation arrangements for Directors and Officers, and to approve specific benefits under such arrangements.

--------

(1) The reported beneficial ownership is indirectly through Wellington Management Company's subsidiary, Wellington Trust Company, NA (collectively "Wellington"). Wellington reported that it had shared dispositive power as to all shares beneficially owned and shared voting power as to 1,791,200 shares. The information was reported as of January 24, 1997.

(2)  The information was reported as of January 13, 1997.

(3)  The information was reported as of February 10, 1997.

         Following are the members of the Finance Committee: Mr. E. James Ferland, Chairman; Mr. Eugene D. Atkinson; Mr. David J. Farris; Ms. Martha Clark Goss; Mr. David J. Roberts and Mr. Robert Van Buren. Five meetings of this Committee were held during the last fiscal year. This Committee reviews the consolidated financial results of the Corporation; establishes payment schedules for dividends; and reviews matters that may have an impact on the Corporation's financial statements, including cash flows.

         The members of the Retirement Plan Committee are: Mr. Robert Van Buren, Chairman; Messrs. Louis E. Azzato; E. James Ferland; Ms. Martha Clark Goss; Mr. John A. Hinds; Ms. Constance J. Horner and Mr. David J. Roberts. Messrs. Robert
D. Iseman and James E. Schessler are Ex Officio members. During the last fiscal year, three meetings of the Retirement Plan Committee were held. The Committee's authority is to recommend the allocation of pension fund assets to the Board of Directors; recommend qualified investment managers and/or trustees for pension fund assets to the Board of Directors; monitor the results of the investment managers and/or trustees and meet during the year to discuss their performance; and set investment manager guidelines and objectives and recommend appropriate action to the Board if guidelines and objectives are not being met.

                            COMPENSATION OF DIRECTORS

         Ten regular meetings of the Board of Directors were held during the last fiscal year. The average attendance of all directors at the ten Board meetings was 97%. The average attendance of all directors at all meetings of the Board and Committees of the Board held during the last fiscal year was 96%. During this period, each incumbent director attended 75% or more of all meetings of the Board of Directors and of the Committees on which they served. Directors who are employees of the Corporation received no additional compensation for their services as directors. Nonemployee directors receive an annual retainer of $26,000 and $1,200 for each Board meeting attended. In addition, each nonemployee director receives $1,200 for each meeting of a Committee of the Board attended; the Committee Chairman receives $2,000 for each such meeting. Nonemployee directors are permitted to defer all or part of their retainer or Board and Committee fees until their retirement or other termination of status as a director. Deferred amounts accrue interest at an annual rate equal to the rate charged by First Union National Bank for prime commercial loans of 90-day maturity.

         Effective October 15, 1996, for a term of one year, the Corporation has obtained insurance policies through National Union Fire Insurance Company of Pittsburgh, Pennsylvania and Continental Casualty Corporation in respect of indemnification of Directors and Officers. The scope of these policies is similar to coverage under prior policies held by the Corporation. The annual premium for this coverage is $340,000.

         The Corporation's Shareholders, at the 1990 Annual Meeting, approved The Directors' Stock Option Plan. Pursuant to The Directors' Stock Option Plan, each director who is not an employee of the Corporation or one of its subsidiaries currently receives, following the Annual Meeting each year, a nonqualified option to purchase 2,000 shares of the Corporation's Common Stock. Such options have ten-year terms and become exercisable beginning one year after the date of grant at an option exercise price equal to the fair market value of the shares on the date of grant. Subject to stockholder approval, the amendment of The Directors' Stock Option Plan, as set forth later in this Proxy Statement, will increase the annual award of stock options from 2,000 shares to 3,000 shares to commence following the 1997 Annual Meeting of Stockholders.

                       COMPENSATION OF EXECUTIVE OFFICERS

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Executive Compensation Plan (the "Plan") for executives of the Corporation was originally designed in 1987 by an independent consultant. It was reviewed, modified, and in 1988 approved and adopted by the Compensation Committee and the Board of Directors. Since then it has been regularly reviewed and modified by the Committee and the Board. The Plan is intended to meet two primary objectives: to attract and retain highly-qualified executives to manage the Corporation's business and to reward those executives if their performance and the Corporation's results so warrant. The Compensation Committee, subject to review by the Board, is responsible for the implementation and administration of all aspects of the Plan. Any payments made under this Plan are ultimately at the discretion of the Board. The Committee has considered the effects of certain provisions of the federal income tax laws relative to the deductibility of compensation to executive officers exceeding $1,000,000. The Committee has determined that there is no material impact on the Corporation at this time as a result of these provisions.

         BASE SALARY

         The first component of each executive's compensation is base salary. As part of its consideration relative to salary, the Committee reviews data for executives in similar positions in comparable companies as provided by an independent consultant and by the Corporation's staff, and in consultation with the Chief Executive Officer establishes a salary range for each executive. Comparable companies are those of similar size as well as those providing similar services and products to similar markets and customers. The Chief Executive Officer then proposes to the Committee a specific salary, within that range, for each executive. The Committee considers that proposal, and then recommends a salary for each executive to the Board for its consideration and approval. The Committee similarly recommends a salary within the appropriate range for the Chief Executive Officer, but without the participation of the Chief Executive Officer. In determining such salaries, the performance of each such executive, his or her experience and the performance of the business unit for which he or she is responsible, as well as performance of the Corporation as a whole, are all taken into account. The Corporation does not have a policy to predetermine specific compensation relative to the compensation paid by other companies. Actual salaries of the Chief Executive Officer and other officers were neither the highest nor lowest of salaries paid to officers of comparable companies.

         ANNUAL INCENTIVE

         The second component of each executive's compensation is an annual incentive payment. At the beginning of each year, corporate and business-unit earnings targets are formulated by the Chief Executive Officer, then reviewed by the Compensation Committee and, as proposed or modified, are recommended to the Board for its consideration and approval. The actual incentive payment is solely determined by measurement of actual performance of the Corporation and each business unit against the established targets. This payment can range from zero to 75 percent of annual salary in the case of the Chief Executive Officer and from zero to 60 percent of annual salary in the case of other officers depending upon the extent to which earnings targets are deficient, achieved, or exceeded.

         LONG-TERM INCENTIVES

         The Plan also provides for long-term incentives comprised of long-term performance units and stock options. Under the Plan, each executive is assigned long-term performance units which are valued and payable at the end of a three-year period. The value of a long-term unit is performance-based and is determined by the growth in earnings and return on equity during the three-year period. The number of performance units were determined in a manner such that certain growth in earnings and returns on equity would result in an incentive to the executives which together with salary and annual incentives would provide competitive total compensation. The actual payout was determined by the achievement of considerable earnings growth combined with a reasonable return on equity over a three-year cycle.

         The Plan also provides for long-term incentives to executives in the form of annual grants of stock options. Such options are exercisable in installments over three-year periods at the per-share market price of the Corporation's stock on the date of the award and, of course, become valuable only if the market price of the Corporation's stock increases.

         As outlined above, pursuant to the Plan, the 1996 base salary for Mr. Swift was determined by the Committee within a range of salaries paid to chief executive officers of comparable companies, based on data provided by an independent consultant and by the Corporation's staff, and then recommended to the Board for its consideration and approval. The annual incentive payment, and long-term incentive payment were likewise determined by the Committee and recommended to the Board for its consideration and approval. The actual incentive awards were based, as the Plan provides, on the Corporation's performance in 1996 and on the Corporation's performance over the three-year period ended December 27, 1996, and were thus tied directly to factors tending to enhance shareholder value. In addition, in accordance with the Plan, the Committee recommended, and the Board approved, a stock option grant to Mr. Swift of 50,000 shares at the market price on January 2, 1996, exercisable in installments over a three-year period.

         The Committee and the Board considered that Mr. Swift's performance as Chief Executive Officer and the results achieved by the Corporation as of December 27, 1996, and over the 36-month period ended December 27, 1996, well supported the salary, incentive payments and stock options awarded, as his salary was in range with industry executives of similar responsibility, and since the Corporation performed satisfactorily with respect to its earnings targets and since long-term earnings growth and return on equity were substantial and resulted in an incentive payout per the Plan.

         COMPENSATION COMMITTEE:

         Joseph J. Melone, Chairman                           Frank E. Perkins
         E. James Ferland                                     Charles Y. C. Tse
         Martha Clark Goss                                    Robert Van Buren

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following Directors served on the Compensation Committee during the last fiscal year: Messrs. Joseph J. Melone, Chairman; E. James Ferland; Ms. Martha Clark Goss; Messrs. Frank E. Perkins; Charles Y.C. Tse and Robert Van Buren. Mr. Swift serves as a director of Public Service Enterprise Group Incorporated. Mr. Ferland is the Chairman, President, Chief Executive Officer and a director of that company.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         The following line graph compares the five-year cumulative total shareholder return of (i) Foster Wheeler Corporation Common Stock, (ii) the S&P 500 Index, and (iii) a line-of-business index consisting of the Dow Jones Heavy Construction Industry Group and McDermott International, Inc. (the "Industry Group").

         In the preparation of the line graph, the following assumptions have been used: (i) $100 was invested on December 27, 1991 in Foster Wheeler Common Stock, the S&P 500 Index, and the Industry Group, and (ii) dividends were reinvested. Foster Wheeler Corporation Common Stock was trading at $27.00 on December 27, 1991 and $37.875 on December 27, 1996.


                                   [GRAPH]



                     DEC. 91    DEC. 92  DEC. 93    DEC. 94    DEC. 95   DEC. 96
--------------------------------------------------------------------------------
Foster Wheeler         100       107.30   129.32    117.14     171.03     155.40
S&P 500 Index          100       111.22   121.30    122.91     169.09     212.05
Industry Group         100       104.62   107.75    105.87     144.67     136.39

                           SUMMARY COMPENSATION TABLE

         The following is a tabulation of compensation paid or set aside by the Corporation and its subsidiaries during each of the Corporation's last three fiscal years for the Chief Executive Officer ("CEO") and the four most highly-compensated executive officers of the Corporation, other than the CEO, who were serving as executive officers at the end of the last fiscal year.

                                             ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                             -------------------              ---------------------------
                                                                                AWARDS            PAYOUTS
                                                                              ----------         ---------
     NAME                                                                     SECURITIES                             ALL
      AND                                                                     UNDERLYING         LONG-TERM          OTHER
   PRINCIPAL                                                                    OPTIONS/         INCENTIVE         COMPEN-
   POSITION                YEAR           SALARY ($)        BONUS ($)           SARS (#)         PAYOUTS($)(1)     SATION($)(2)
   ---------               ----           ----------        ---------         ----------         -------------     -----------
Richard J. Swift           1996             $605,000         $320,650           50,000           $465,215            $4,500
Chairman, President        1995             $575,000         $338,886           50,000           $411,114            $4,500
& CEO                      1994             $490,449         $223,109           64,167           $301,891            $4,500

David J. Roberts           1996             $362,500         $153,700           25,000           $307,231            $4,500
Vice Chairman &            1995             $343,500         $200,000           25,000           $300,000            $4,500
Chief Financial            1994             $325,288         $120,120            9,167           $209,880            $4,500
Officer

N. William Atwater         1996             $362,000         $184,656           25,000           $275,250            $4,500
Executive Vice             1995             $347,500         $182,000           25,000           $269,250            $4,500
President                  1994             $315,000         $ 99,540            7,500           $215,460            $4,500

Henry E. Bartoli           1996             $291,500         $103,144           25,000           $299,854            $4,500
Senior Vice President      1995             $270,500         $148,775           25,000           $255,750            $4,500
                           1994             $260,000         $117,260            7,500           $111,750            $4,500

Thomas R. O'Brien          1996             $270,000         $116,600           14,167           $237,000            $4,500
Senior Vice President      1995             $250,000         $100,000           12,500           $148,000            $4,500
                           1994             $250,000         $ 91,000            7,500            $84,000            $4,500

(1) No specified performance target, goal or condition to payout was waived with respect to any amount included in this column.

(2)   Corporation match on Employee 401(k) contribution.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

         As part of the long-term incentive portion of the Corporation's Executive Compensation Plan, "performance units", which ultimately may pay out in cash upon completion of a three-year cycle, are awarded annually to Corporate Officers. The following table sets forth awards in 1996 to the named individuals, along with the assumed values of the awards at the end of the three-year Plan cycle. The ultimate value of the award will be based upon the Corporation's earnings growth rate and return on equity. For a discussion of award criteria see the Long-Term Incentives section of the Compensation Committee Report on Executive Compensation which appears earlier in this Proxy Statement.

                                                                              ESTIMATED FUTURE PAYOUTS UNDER
                                           PERFORMANCE OR                      NON-STOCK PRICE-BASED PLANS
                          NUMBER OF         OTHER PERIOD                      ------------------------------
                      SHARES, UNITS OR    UNTIL MATURATION         THRESHOLD             TARGET               MAXIMUM
        NAME          OTHER RIGHTS (#)        OR PAYOUT               ($)                 ($)                  ($)
        ----          ----------------    ----------------         ---------             ------               -------
R. J. Swift                  300               3 Years                 0               $300,000             $600,000
D. J. Roberts                200               3 Years                 0               $200,000             $400,000
N. W. Atwater                150               3 Years                 0               $150,000             $300,000
H. E. Bartoli                150               3 Years                 0               $150,000             $300,000
T. R. O'Brien                150               3 Years                 0               $150,000             $300,000

                        OPTION GRANTS IN LAST FISCAL YEAR

         Following is a table dealing with stock option grants which were made to the named individuals during the last completed fiscal year. The options were granted pursuant to the terms of the Corporation's Executive Compensation Plan and the 1995 Stock Option Plan, which provides that ten-year term options are to be awarded at market value on the date of the award. One-third of an option becomes exercisable after one year, two-thirds after two years and the entire option is exercisable after three years.


                          NUMBER OF
                         SECURITIES          % OF TOTAL
                         UNDERLYING        OPTIONS GRANTED                                                 GRANT DATE
                           OPTIONS         TO EMPLOYEES IN     EXERCISE OR BASE       EXPIRATION          PRESENT VALUE
        NAME             GRANTED (#)         FISCAL YEAR        PRICE ($/SHARE)          DATE                 $ (1)
        ----             -----------       ---------------     ----------------       ----------          -------------
R. J. Swift                50,000                21%               $42.1875             1/1/06              $723,000
D. J. Roberts              25,000               10.5%              $42.1875             1/1/06              $361,500
N. W. Atwater              25,000               10.5%              $42.1875             1/1/06              $361,500
H. E. Bartoli              25,000               10.5%              $42.1875             1/1/06              $361,500
T. R. O'Brien              14,167                6%                $42.1875             1/1/06              $204,855


         (1) Based on the Black-Scholes option pricing model, using the following assumptions: 1) the stock price on the day the options were issued was $42.1875; 2) the option exercise price is $42.1875 per share, the price of the stock on the date of option issue; 3) the dividend yield of the stock was 1.85%. (This was based upon the actual dividend yield as of January 2, 1996); 4) the expected term of the options is 7.5 years; 5) the risk free rate of return on the issuance date for the term of the option was 5.484% (the Treasury Bond Rate for 7.5 years as of January 2, 1996); and 6) the volatility of the stock was calculated empirically to be .2750, using Foster Wheeler stock pricing data for the 90 trading days immediately preceding the date of issuance of the options.

                               PENSION PLAN TABLE

         The following table shows estimated annual benefits payable upon normal retirement (including amounts attributable to any defined benefit supplementary or excess pension award plans) in specified average annual compensation and years of service classifications.


                                                         YEARS OF SERVICE AFTER APRIL 1, 1976
                               -----------------------------------------------------------------------------------------
                                  10              15              20              25               30              35
                                  --              --              --              --               --              --
      Average Annual
       Remuneration
$   500,000..........          $ 60,000        $ 90,000        $120,000        $150,000         $180,000        $210,000
$   600,000..........          $ 72,000        $108,000        $144,000        $180,000         $216,000        $252,000
$   700,000..........          $ 84,000        $126,000        $168,000        $210,000         $252,000        $294,000
$   800,000..........          $ 96,000        $144,000        $192,000        $240,000         $288,000        $336,000
$   900,000..........          $108,000        $162,000        $216,000        $270,000         $324,000        $378,000
$ 1,000,000..........          $120,000        $180,000        $240,000        $300,000         $360,000        $420,000
$ 1,100,000..........          $132,000        $198,000        $264,000        $330,000         $396,000        $462,000
$ 1,200,000..........          $144,000        $216,000        $288,000        $360,000         $432,000        $504,000
$ 1,300,000..........          $156,000        $234,000        $312,000        $390,000         $468,000        $546,000
$ 1,400,000..........          $168,000        $252,000        $336,000        $420,000         $504,000        $588,000
$ 1,500,000..........          $180,000        $270,000        $360,000        $450,000         $540,000        $630,000
$ 1,600,000..........          $192,000        $288,000        $384,000        $480,000         $576,000        $672,000
$ 1,700,000..........          $204,000        $306,000        $408,000        $510,000         $612,000        $714,000

         The Corporation's current pension plan was last amended as of November 1, 1995, and is solely noncontributory. For service after April 1, 1976, the retirement benefit is based on average monthly earnings (which would include amounts in the "Salary," "Bonus" and "Long-Term Incentive Payouts" columns in the Summary Compensation Table which appears earlier in this Proxy Statement) during the 60 highest consecutive months in the last 120 months of employment. The benefits in the foregoing table are not subject to any deduction for Social Security or other offset amounts. The (i) credited years of service after April 1, 1976, assuming retirement at the normal retirement age of 65, and (ii) the amount of annual "frozen benefits" earned prior to the current plan (which would be additive to benefits under the current plan) for those individuals named in the Summary Compensation Table are as follows: R. J. Swift: 31 1/2 years - $399;
D. J. Roberts: 21 years - $427; N. W. Atwater: 23 1/2 years - $10,259; H. E.
Bartoli: 18 1/2 years - $0; T. R. O'Brien: 0 years - $0.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth, for the named individuals, the number of shares of Foster Wheeler Common Stock acquired upon option exercise during 1996, the value realized (spread between the market price on the date of exercise and the option price) as a result of such option exercises, and the number and value of unexercised options (both exercisable and unexercisable) as of December 31, 1996.



                                                                                NUMBER OF               VALUE OF
                                                                               SECURITIES             UNEXERCISED
                                                                               UNDERLYING             IN-THE-MONEY
                                                                              UNEXERCISED           OPTIONS AT FY-END
                                                                          OPTIONS AT FY-END (#)           ($)
                          SHARES ACQUIRED ON             VALUE               EXERCISABLE/             EXERCISABLE/
         NAME                EXERCISE (#)            REALIZED ($)            UNEXERCISABLE           UNEXERCISABLE
         ----             ------------------         ------------           -----------------       ------------------
R. J. Swift                     -0-                          -0-            96,112/88,055           $370,231/$285,812
D. J. Roberts                17,760                     $361,406            21,944/44,723           $167,514/$146,342
N. W. Atwater                   -0-                          -0-            39,493/44,167           $416,241/$143,596
H. E. Bartoli                 7,500                     $127,938            13,333/44,167           $ 90,320/$143,596
T. R. O'Brien                 1,000                      $11,063             8,167/25,000           $ 52,565/$77,966

                         CHANGE OF CONTROL ARRANGEMENTS

         On September 26, 1995, the Board of Directors authorized the Corporation to enter into change of control employment agreements (the "Agreements") with its top eleven Officers, including the Officers listed in the preceding tables (the "Executives"). The Agreements provide that if, within three years of a "change of control", as defined in the Agreements, the Corporation terminates an Executive's employment other than for "cause" (defined as failure to perform the Executive's duties or engaging in illegal or gross misconduct) or disability or if the Executive terminates employment for "good reason," (defined as diminution of duties or responsibilities, the Corporation's failure to compensate the Executive, a change in workplace, the Corporation's purported termination of the Agreement or failure to comply with the Agreement), the Executive will be entitled to receive a lump sum cash payment of the following amounts: (a) the Executive's base salary through the date of termination, plus (b) a proportionate annual bonus, plus (c) three times the sum of the Executive's base salary, the highest annual bonus and the highest long-term bonus for any of the most recent three cycles completed before the change of control, plus (d) unpaid deferred compensation and vacation pay. The Agreements also provide for a five-year continuation of certain employee welfare benefits and a lump sum payment equal to the actuarial value of the service credit under the Corporation's qualified and supplemental retirement plans the Executive would have received if the Executive had remained employed for three years after the date of the Executive's termination. The Corporation will also provide the Executive with outplacement services. Finally, the Executive may tender restricted stock (whether vested or not) in exchange for cash. However, if any payments to the Executive, whether under the Agreement or otherwise, would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Corporation will make an additional payment to put the Executive in the same after-tax position as if no excise tax had been imposed. Any legal fees and expenses arising in connection with any dispute under the Agreements, will be paid by the Corporation.

         In addition to the Agreements, there are other contracts and arrangements whereunder the Executives listed in the foregoing tables will receive payments from the Corporation in the event of a change of control. Under the Executive Compensation Plan, which is discussed in detail in the Compensation Committee Report on Executive Compensation set forth in this Proxy Statement, individual participant accruals are paid to the participants within ten days after a change of control. This Plan also provides that transfer restrictions on Corporation Common Stock received by an executive, at the Executive's option in lieu of a cash incentive payment, lift upon a change of control. "Units" (limited stock appreciation rights) which may have been granted under the 1984 Stock Option Plan of Foster Wheeler Corporation become exercisable upon a change in control. Under the 1995 Stock Option Plan of Foster Wheeler Corporation, the Executive has the right to surrender his or her option to the Corporation and receive, in cash, the difference between the fair market value of the shares covered by the option and the exercise price of the option. The Management Incentive Life Program ("Incentive Program") and the Supplemental Executive Retirement Plan ("SERP") are annuity contracts between the Corporation and employees that contain change of control provisions. If a participant in the Incentive Program is terminated within three years after a change of control, the participant may continue in the program until the latter of (i) three years from such termination date or (ii) attainment of age 56. A participant in the SERP receives the equivalent actuarial value of his or her benefit immediately upon a change of control.

                  AMENDMENT OF THE DIRECTORS' STOCK OPTION PLAN

         On the recommendation of management, on January 28, 1997, the Board of Directors adopted, subject to approval of the Stockholders, amendments to The Directors' Stock Option Plan (the "Directors' Plan"). The amendments increase the annual stock option grant under the Directors' Plan to nonemployee directors from 2,000 shares to 3,000 shares, commencing with the 1997 Annual Meeting, and increase the aggregate number of shares available for issuance under the Directors' Plan from 150,000 to 400,000.

         Under the Directors' Plan, each year following the Annual Meeting, each director who is not an employee of the Corporation or any of its subsidiaries receives an option to purchase 2,000 shares (3,000 shares if the amendments are approved) of Common Stock. The exercise price of such options is the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash or by tendering shares of Common Stock having a fair market value equal to the exercise price. Each option will be non-transferable except upon death, will expire 10 years after the date of grant and will become exercisable on the first anniversary of the date of grant. Any vested options will remain exercisable for a period of three years following the director's death, but in no event beyond the tenth anniversary of the date of grant. A total of 150,000 shares (400,000 shares if the amendments are approved) of Common Stock has been reserved for issuance under the Directors' Plan, subject to adjustment for stock splits and similar events.

         Because the businesses of the Corporation are managed under the direction of the Board of Directors, decisions of the Board have a direct and substantial impact on the value of the Corporation's shares. Management believes that the grant of nonqualified stock options at fair market value has been a desirable and useful means of aligning the interests of nonemployee directors with those of the stockholders of the Corporation. Management believes that increasing the number of annual option grants from 2,000 shares to 3,000 shares will help the Corporation attract and retain nonemployee directors who will be able to contribute meaningfully to the creation of stockholder value. It is therefore proposed that Article 4 of the Directors' Plan be amended to increase the number of options awarded annually to 3,000 shares of Common Stock.

         At this time, there are only 21,000 shares currently available for grant of new options under the Directors' Plan. It is therefore proposed, subject to the approval of Stockholders, that the issuable number of shares be increased from the 150,000 shares originally authorized to an aggregate of 400,000 shares. If the Amendment is approved, the first two sentences of Section 2 of the Directors' Plan will read as follows:

"The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired common stock (the "Common Stock"). The total amount of the Common Stock on which options may be granted is 400,000 shares."

         The Corporation believes the principal federal income tax consequences to nonemployee directors and the Corporation under the Directors' Plan, under current law, should generally be as follows: A director to whom a stock option is granted should recognize no income at the time of the grant. When a director exercises a stock option, the director should recognize ordinary compensation income equal to the difference, if any, between the exercise price of the option and the fair market value of the Common Stock on the date of exercise. The tax basis of such shares to the director should be equal to the exercise price paid plus the amount includable in the director's gross income as compensation, and the director's holding period of such shares should normally commence on the day following the date on which the director recognizes taxable income in respect of such shares. The Corporation will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as a director is considered to realize income.

         A copy of the Directors' Plan, including the proposed increased option award provision and the increased aggregate number of shares, is attached as Exhibit A.

                                  PLAN BENEFITS

         If the amendments are approved, following the 1997 Annual Meeting, ten nonemployee directors will each receive an option to purchase 3,000 shares of common stock as set forth below:


          THE DIRECTORS' STOCK OPTION PLAN

                                                     Shares of Common Stock
                Name                                   Underlying Options
------------------------------------       -------------------------------------
All nonemployee directors                                    30,000
as a group (10 individuals)

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENTS TO THE DIRECTORS' STOCK OPTION PLAN.

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Coopers & Lybrand L.L.P. as auditors of the Corporation for 1997, subject to the approval of the Stockholders. Coopers & Lybrand L.L.P. is a firm of independent certified public accountants, with a broad international practice, which has no direct or indirect financial interest in the Corporation or its subsidiaries. Coopers & Lybrand L.L.P. was first selected as auditors of the Corporation for the year 1977.

         With exception of tax-related matters, the services provided by the auditors to Foster Wheeler and its subsidiaries for 1996 were substantially audit-related. These audit functions included review of the financial statements for the year 1996, Securities and Exchange Commission periodic filings, the 1996 Annual Report to Stockholders and special reports required by loan agreements. Coopers & Lybrand L.L.P. was paid $1,413,000 for audit-related services for 1996.

         A member of Coopers & Lybrand L.L.P. will attend the Annual Meeting and will be available to answer questions of the Stockholders present, and to make a statement if he desires to do so.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.

                                VOTING PROCEDURE

         In 1992, the Corporation adopted a confidential voting policy in connection with Annual Meetings of Stockholders. In essence, the policy provides for independent vote tabulations and inspectors, and that, with exceptions, Stockholder votes not be disclosed to the Corporation.

         Under Securities and Exchange Commission Rules, boxes and a designated blank space are provided on the proxy card for Stockholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the nominees for Director. New York law and the Corporation's By-Laws require the presence of a quorum for the Annual Meeting, which is defined as a majority of the shares entitled to vote at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

         Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval: (1) The election of Directors, (2) The amendment of The Directors' Stock Option Plan, and (3) The ratification of the selection of independent auditors. A plurality of the votes cast is required for the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the votes cast at the meeting on each matter by the holders of shares entitled to vote thereon is required to approve the amendment of The Directors' Stock Option Plan and the selection of the Corporation's independent auditors. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with these two items.

         None of the items being voted upon is such as to afford a right of appraisal or similar right to Stockholders who fail to vote or dissent as to any action taken with respect thereto.

                               1998 ANNUAL MEETING

         The 1998 Annual Meeting of Stockholders is scheduled to be held on April 27, 1998. The location has not yet been determined. Stockholder proposals must be received by the Secretary of the Corporation on or before November 21, 1997, to be included in the proxy material for the 1998 Annual Meeting of Stockholders.

                                  OTHER MATTERS

         The expense of preparing, printing and mailing this Proxy Statement and the accompanying material will be borne by the Corporation. Solicitation of individual Stockholders may be made by mail, personal interviews, telephone, facsimile, or other telecommunications by Officers and regular employees of the Corporation who will receive no additional compensation therefor. In addition, the Corporation has engaged Georgeson & Company Inc. to solicit proxies from brokers and nominees at a cost of $5,500, plus out-of-pocket expenses. The Corporation will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

         The Board of Directors of Foster Wheeler knows of no other business to be presented at the meeting, but if matters other than those referred to above do properly come before the meeting, it is intended that the persons named in the proxy will vote with respect thereto in accord with their best judgment.




                                   By Order of the Board of Directors



                                   LISA FRIES GARDNER
                                   Vice President and Secretary


March 21, 1997

                                                                       EXHIBIT A


                           FOSTER WHEELER CORPORATION
                        THE DIRECTORS' STOCK OPTION PLAN
                        (As Amended on January 28, 1997)

1.       PURPOSE

         The Directors' Stock Option Plan (the "Plan") is intended to advance the interests of FOSTER WHEELER CORPORATION (the "Company") and its stockholders by encouraging increased share ownership by members of the Board of Directors of the Company (the "Board") who are not employees of the Company or any of its subsidiaries, in order to promote long-term shareholder value through ownership of the Company's common stock.

2.       STOCK

         The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired common stock (the "Common Stock"). The total amount of the Common Stock on which options may be granted is 400,000 shares. In the event that any outstanding option under the Plan expires or is terminated, shares of Common Stock allocable to the unexercised portion of such option may again become subject to an option under the Plan.

3.       ADMINISTRATION

         The Plan is intended to be self-operative to the maximum extent consistent with prudent business practice. Under no circumstances shall any individual or group of individuals exercise discretion with respect to designating the recipient of an option, the number of shares of Common Stock that are subject to an option, the date of grant for an option or the exercise price for an option.

         All matters relating to the administration of the Plan and the options granted pursuant thereto are delegated to the Compensation Committee of the Board of Directors (the "Committee"). Any determination reduced to writing and signed by a majority of the Committee shall be fully effective as if made by a majority vote at a meeting thereof duly called and held. The Committee may make such other rules and regulations for the conduct of its business as it shall deem advisable. The interpretation and construction by the Committee of provisions of the Plan or of options granted pursuant thereto shall be final and conclusive. No member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant thereto.

4.       PARTICIPATION AND AWARDS UNDER THE PLAN

         Each member of The Board of the Company who is not an employee of the Company or any of its subsidiaries shall automatically receive an option to acquire 3,000 share of Common Stock each year following the Annual Meeting of Stockholders.

5.       TERMS AND CONDITIONS OF OPTIONS

         Stock options granted pursuant to the Plan shall be evidenced by agreements (which need not be identical) in such form as the Committee from time to time shall determine, which agreements shall not contain conditions and terms more favorable to the Director than the following:

         (a)      Exercise of Options

         An option may not be exercised:

                  (i) within one year from the date of grant of such option; or

                  (ii) if, in the opinion of counsel for the Company, exercise of this option or delivery of shares pursuant thereto might result in a violation of any law or regulation of an agency of government or have an adverse effect on the listing status or qualification of the Company shares on any securities exchange.

         (b)      Option Price

         The option shall state the option price which shall be 100% of the fair market value of the shares of Common Stock on the date of the granting of the option. The mean of the high and low sale prices of the Common Stock on the New York Stock Exchange on the day an option is granted shall be taken by the Committee as the fair market value.

         (c)      Medium and Time of Payment

         The option price shall be paid upon exercise (i) in U.S. dollars, or
(ii) in shares of Common Stock of the Company owned of record by the Director on the exercise date, at the option of the Director optionee. Such stock shall be valued at the mean of the high and low sale prices of such stock on the New York Stock Exchange on the day of exercise.

         (d)      Term of Options

         No option shall be exercisable after ten years from the date granted.

         (e)      Death of Optionee

         If an optionee shall die, the option may be exercised (to the extent that the optionee shall have been entitled to do so at his death) by a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time within three years after his death (but not later than the expiration date of the option).

         (f)      Assignability

         No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him.

         (g)      Rights as a Stockholder

         An optionee shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares.

6.       NON-STATUTORY STOCK OPTIONS

         All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended.

7.       TERM OF PLAN

         Subject to Article 9, the Plan shall remain in effect until all options granted under the Plan have been exercised or expire.

8.       RECAPITALIZATION

         In the event of changes in the Common Stock by reason of stock dividends, split-ups or combination of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, appropriate adjustments shall be made by the Committee in (a) the number and class of shares available under the Plan in the aggregate, (b) the option price provided for in the Plan, (c) the number and class of shares to which optionees will thenceforth be entitled upon exercise of their options, and (d) the price which optionees shall be required to pay upon such exercise.

         Whether any adjustment or modification is required as a result of the occurrence of any of the events hereinbefore specified, and the amount thereof, shall be determined by the Committee, which determination shall be final, binding and conclusive.

9.       AMENDMENT OF THE PLAN

         The Board of Directors of the Company may from time to time suspend, discontinue or abandon the Plan or revise or amend it in any respect whatsoever except that (a) no revision or amendment shall change the selection or eligibility of Directors to receive options under the Plan, the purchase price thereunder, or materially increase the benefits accruing to participants under the Plan, (b) without approval of the stockholders of the Company the number of shares subject to the Plan shall not be increased and the price at which options may be granted shall not be decreased, other than appropriate adjustments necessary to reflect stock dividends, split-ups, or combinations of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, and (c) an outstanding option shall not be amended in any respect without the consent of the optionee to whom granted. The Plan may not be revised or amended more often than once every six months with regard to the number of shares in Director option awards, or the price or timing of such awards.

10.      ADOPTION OF PLAN

         The Plan shall become effective when adopted by the Board of Directors and approved by the Stockholders of the Company at a duly held stockholders meeting by favorable vote of holders of shares representing a majority of the votes entitled to be cast on matters submitted to stockholders.

PROXY

                           FOSTER WHEELER CORPORATION
            ANNUAL MEETING OF STOCKHOLDERS - MONDAY, APRIL 28, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Foster Wheeler Corporation hereby appoints Richard J. Swift, Thomas R. O'Brien, and Lisa Fries Gardner, each with the full power of substitution, to vote as designated on the reverse side, all of the shares of common stock of Foster Wheeler Corporation held of record in the name of the undersigned as of March 14, 1997, at the Annual Meeting of Stockholders to be held in the Ambassador Ballroom of the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey at 10:30 a.m. on Monday, April 28, 1997 or any adjournments thereof.

        Please Mark, Sign, Date and promptly return this proxy card using the enclosed envelope.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

             (Continued, and to be dated and signed, on other side)

                            - FOLD AND DETACH HERE -

                       HAMILTON PARK CONFERENCE CENTER
                       -------------------------------

                  175 PARK AVENUE, FLORHAM PARK, N.J.  07932
                                 201-377-2424


               DIRECTONS TO THE HAMILTON PARK CONFERENCE CENTER


FROM NEWARK AIRPORT:
Follow signs to I-78 West. Take I-78 West for approximately 9 miles to NJ 24 West. Follow directions from NJ 24 West below.

FROM NJ 24 WEST:
Follow NJ 24 West to exit 2-A for Morristown Rt. 510 West (Columbia Turnpike). Make a left at the first light onto Park Ave. At the fourth light make a right into Hamilton Park.

FROM I-287 SOUTH TO NORTH:
Follow I-287 North to Exit 37 (24 East, Springfield). Take exit 2-A for Morristown/Rt. 510 West. At the first light make a left onto Park Ave. At the fourth light make a right into Hamilton Park.

FROM I-287 NORTH TO SOUTH:
Follow I-287 South to exit 37 (24 East). Take exit 2-A for Morritown/Rt. 510 West. At the first light make a left onto Park Ave. At the fourth light make a right into Hamilton Park.

FROM GARDEN STATE PARKWAY SOUTH OR NORTH:
Take Garden State Parkway to exit 142. Follow signs for I-78 West. Take I-78 West to NJ 24 West. Follow directions from NJ 24 West.

FROM NEW YORK CITY:
From Holland Tunnel take NJ Turnpike (I-95) South to I-78 West (exit 14). Take I-78 West to NJ 24 West. Follow directions from NJ 24 West.

From Lincoln Tunnel take NJ Turnpike (I-95) South to I-78 West (exit 14). Take I-78 West to NJ 24 West. Follow directions for NJ 24 West.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1,2 AND 3.

                                                              PLEASE MARK
                                                              YOUR VOTES AS /X/
                                                              INDICATED IN
                                                              THIS EXAMPLE.


1.  ELECTION OF FOUR DIRECTORS
    Nominees are Ms. Martha Clark Goss and Messrs. David J. Roberts, John E. Stuart and Charles Y.C. Tse

FOR              WITHHELD        (INSTRUCTIONS: To withhold authority to vote
/ /              / /             for any individual nominee, line through the
                                 nominee's name in the list above.)


2.  Act upon a proposal to amend The Directors' Stock Option Plan.

FOR             AGAINST         ABSTAIN
/ /               / /             / /

3.  Ratify selection of Coopers & Lybrand L.L.P. as independent auditors.

FOR             AGAINST         ABSTAIN
/ /               / /             / /


                                     I PLAN TO ATTEND THE MEETING / /

                                        Signature(s) should be exactly as
                                        name(s) appear on this proxy. If stock
                                        is held jointly, each holder should
                                        sign. If signing is by attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title.

                                        Dated: __________________________, 1997

                                        _______________________________________
                                                       Signature

                                        _______________________________________
                                                       Signature

                            - FOLD AND DETACH HERE-


                                ANNUAL MEETING
                                      OF
                   FOSTER WHEELER CORPORATION STOCKHOLDERS

                            MONDAY, APRIL 28, 1997
                                  10:30 A.M.
                             AMBASSADOR BALLROOM
                       HAMILTON PARK CONFERENCE CENTER
                               175 PARK AVENUE
                           FLORHAM PARK, NEW JERSEY


                                    AGENDA
                                    ------

*   Election of Directors

*   Act upon a proposal to amend The Directors' Stock Option Plan

*   Ratification of the selection of independent auditors

*   Report on the progress of the Corporation

*   Question and answer period